Exhibit 16.1

19 West 44th Street, 12th Floor
New York, NY 10036-6101

Phone         212-381-4700
Fax              212-381-4811
Web           www.uhy-us.com

July 1, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by You On Demand Holdings, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of You On Demand Holdings, Inc. dated July 1, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

UHY LLP